UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) January 28, 2021 (January 25, 2021)

BECTON, DICKINSON AND COMPANY
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

001-4802			22-0760120
(Commission File Number)			(IRS Employer Identification No.)

1 Becton Drive,	Franklin Lakes,	New Jersey	07417-1880
(Address of Principal Executive Offices)			(Zip Code)

(201)	847-6800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.00	BDX	New York Stock Exchange
Depositary Shares, each representing a 1/20th interest in a share of 6.00% Mandatory Convertible Preferred Stock, Series B	BDXB	New York Stock Exchange
1.000% Notes due December 15, 2022	BDX22A	New York Stock Exchange
1.900% Notes due December 15, 2026	BDX26	New York Stock Exchange
1.401% Notes due May 24, 2023	BDX23A	New York Stock Exchange
3.020% Notes due May 24, 2025	BDX25	New York Stock Exchange
0.174% Notes due June 4, 2021	BDX/21	New York Stock Exchange
0.632% Notes due June 4, 2023	BDX/23A	New York Stock Exchange
1.208% Notes due June 4, 2026	BDX/26A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 25, 2021, the Board of Directors of Becton, Dickinson and Company (“BD”) elected Thomas E. Polen, BD’s CEO and President, to the additional position of Chairman of the Board, effective April 28, 2021. Mr. Polen will succeed Vincent A. Forlenza as Chairman of the Board, and Mr. Forlenza will retire from BD upon the effectiveness of Mr. Polen’s election.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
BD held its 2021 Annual Shareholders Meeting (the “Annual Meeting”) on January 26, 2021. The final voting results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:
Proposal No. 1: All of the Board of Directors’ nominees for director were elected to serve for a term of one year and until their respective successors are elected and qualified, by the votes set forth in the table below.

Nominee	For	Against	Abstain	Broker Non-Votes
Catherine M. Burzik	230,925,832	1,274,626	298,441	20,729,516
R. Andrew Eckert	231,562,940	564,485	371,474	20,729,516
Vincent A. Forlenza	224,670,269	7,265,644	562,986	20,729,516
Claire M. Fraser	227,025,676	5,183,952	289,271	20,729,516
Jeffrey W. Henderson	225,097,986	7,087,757	313,156	20,729,516
Christopher Jones	223,638,212	8,522,565	338,122	20,729,516
Marshall O. Larsen	218,677,502	13,505,166	316,231	20,729,516
David F. Melcher	228,998,499	3,186,501	313,899	20,729,516
Thomas E. Polen	229,677,626	2,540,513	280,760	20,729,516
Claire Pomeroy	230,905,743	1,282,835	310,321	20,729,516
Rebecca W. Rimel	231,742,442	456,092	300,365	20,729,516
Timothy M. Ring	229,147,490	3,024,412	326,997	20,729,516
Bertram L. Scott	216,006,529	14,585,849	1,906,511	20,729,516
Proposal No. 2: The appointment of Ernst & Young as BD’s independent registered public accounting firm for fiscal year 2021 was ratified by the shareholders by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
241,099,677	11,700,095	428,643	N/A
Proposal No. 3: The shareholders approved, on an advisory, non-binding basis, the compensation of BD’s named executive officers by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
155,094,897	76,265,280	1,138,722	20,729,516
Proposal No. 4: The shareholder proposal regarding special shareholder meetings failed to pass by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
104,948,857	124,151,427	3,398,615	20,729,516

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY
(Registrant)

By:	/s/ Gary DeFazio
Gary DeFazio
Senior Vice President and Corporate Secretary
Date: January 28, 2021